Exhibit 99.1

OneWater Marine Inc. Announces Record Fiscal Third Quarter 2022 Results
Robust acquisition strategy and strong organic growth delivering continued momentum

Fiscal Third Quarter 2022 Highlights
•	Revenue increased 41% to $569 million
•	Same-store sales increased 12%
•	Gross profit margin expanded 90 basis points to 32.3%
•	Net income increased 25% to $64 million
•	Net income per diluted share attributable to OneWater increased 27% to $3.86
•	Adjusted EBITDA[1] increased 45% to $95 million

BUFORD, GA – August 4, 2022 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced results for its fiscal third quarter ended June 30, 2022.

"The business is firing on all cylinders, significantly exceeding our expectations. We delivered record results in the fiscal third quarter, with revenues increasing 41% and Adjusted EBITDA1 rising 45%. Our performance was bolstered by strength across the business, diversity in our model, and a powerful, multi-faceted acquisition engine,” commented Austin Singleton, Chief Executive Officer at OneWater. “Through a broad network of high-caliber stores, our dealers are leveraging OneWater’s scale, inventory and expanded offerings, while mitigating challenges presented by a constrained production environment. At the same time, we are rapidly growing the business and further positioning OneWater as a leader in the industry. Our announced acquisition of Ocean Bio-Chem, Inc. late in the quarter provides yet another example of our M&A prowess to support long-term profitable growth.”

“As we enter the final quarter of our fiscal year, we have maintained our momentum and the consumer demand has been robust,” continued Mr. Singleton. “Since entering the public markets more than two years ago, we have delivered strong earnings results for our shareholders quarter after quarter, and we believe we have strategies in place for long-term value creation. Through our expanded footprint, diversified business model and best-in-class integration playbook, we believe we are well-positioned for outperformance throughout the coming years.”

For the Three Months Ended June 30	2022	2021	$ Change	% Change
	(unaudited, $ in thousands)
Revenues
New boat	$376,886	$288,222	$88,664	30.8%
Pre-owned boat	98,181	71,116	27,065	38.1%
Finance & insurance income	18,979	15,238	3,741	24.6%
Service, parts & other	74,854	29,631	45,223	152.6%
Total revenues	$568,900	$404,207	$164,693	40.7%

1 See reconciliation of Non-GAAP financial measures below.

Fiscal Third Quarter 2022 Results

Record revenue for fiscal third quarter 2022 was $568.9 million, an increase of 40.7% compared to $404.2 million in fiscal third quarter 2021 and was primarily due to our increase in same-store sales and revenue from acquired businesses, with strong contribution from acquired revenues related to service, parts and other sales. During fiscal third quarter 2022 same-store sales increased 12% compared to fiscal third quarter 2021, primarily as a result of the continued strong demand environment.

New and pre-owned boat revenue increased 30.8% and 38.1%, respectively, compared to the prior year, driven by a significant increase in the average unit price of new boats and a significant increase in the unit sales of pre-owned boats. Finance & insurance income was up 24.6% and service, parts and other sales was up 152.6%, both compared to the prior year, as a result of the Company’s acquisition activity to expand the higher margin, less cyclical service, parts & other revenues.

Gross profit totaled $183.9 million for fiscal third quarter 2022, up $57.0 million from $127.0 million for fiscal third quarter 2021. Gross profit margin of 32.3% increased 90 basis points compared to the prior year period driven by our strategic acquisitions of companies focused on higher margin, less cyclical service, parts & other revenues and brokerage revenues, as well as the shift in the mix and size of boats sold and local pricing strategies.

Fiscal third quarter 2022 selling, general and administrative expenses totaled $87.9 million, or 15.4% of revenue, compared to $60.5 million, or 15.0% of revenue, in fiscal third quarter 2021. The increase in selling, general and administrative expenses as a percentage of revenue was due mainly to higher marketing expenses, as well as higher administrative costs.

Net income for fiscal third quarter 2022 totaled $64.5 million, compared to $51.6 million in fiscal third quarter 2021. The increase was primarily due to the elevated gross profit and significant increase in service, parts and other sales during the period.

Earnings per diluted share for fiscal third quarter 2022 was $3.86 per diluted share, compared to $3.04 per diluted share in 2021. For fiscal third quarter 2022, charges related to transaction costs and contingent consideration adversely impacted diluted earnings per share. This amount, tax effected at 25%, was $0.20 per diluted share.

Fiscal third quarter 2022 Adjusted EBITDA1 increased 45.2% to $95.1 million, compared to $65.5 million for fiscal third quarter 2021.

As of June 30, 2022, the Company’s cash and cash equivalents balance was $95.7 million and total liquidity, including cash and availability under credit facilities, was in excess of $125.0 million. Total inventory as of June 30, 2022, decreased sequentially to $269.4 million compared to $293.2 million on March 31, 2022. As expected, inventories declined as the summer selling season ramped up during the quarter.

Total long-term debt as of June 30, 2022, was $335.8 million, and adjusted long-term net debt (net of $95.7 million cash)1 is 1.0 times trailing twelve-month Adjusted EBITDA.1

Fiscal Year 2022 Guidance

The Company is raising its fiscal full year 2022 outlook for Adjusted EBITDA2 to be in the range of $240 million to $250 million and earnings per diluted share to be in the range of $9.20 to $9.60, both of which include previously completed acquisitions but excludes any other acquisitions that may be completed during the remainder of the year. For the fiscal year 2022, OneWater now anticipates that same store sales will be up low-double digits, despite an expected challenging inventory environment.

2 See reconciliation of non-GAAP financial measures below for a discussion of why reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Conference Call and Webcast

OneWater will host a conference call to discuss its fiscal third quarter earnings on Thursday, August 4, 2022, at 8:30 am Eastern time.  To access the conference call via phone, participants will need to register using the following link where they will be provided a phone number and access code:
https://register.vevent.com/register/BI090ad2b5267948ff8f51a123d06a4699
Alternatively, a live webcast of the conference call can be accessed through the “Events” section of the Company’s website at https://investor.onewatermarine.com/ where it will be archived for one year.

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Revenues
New boat	$376,886	$288,222	$903,104	$679,704
Pre-owned boat	98,181	71,116	227,484	165,778
Finance & insurance income	18,979	15,238	43,234	32,990
Service, parts & other	74,854	29,631	173,477	69,429
Total revenues	568,900	404,207	1,347,299	947,901

Cost of sales (exclusive of depreciation and amortization shown separately below)
New boat	274,544	211,141	659,046	520,820
Pre-owned boat	68,749	52,566	164,078	125,566
Service, parts & other	41,668	13,548	96,729	33,341
Total cost of sales	384,961	277,255	919,853	679,727

Selling, general and administrative expenses	87,867	60,476	222,455	143,685
Depreciation and amortization	4,073	1,475	10,549	3,816
Transaction costs	1,337	65	5,158	633
Change in fair value of contingent consideration	3,118	-	11,022	377
Income from operations	87,544	64,936	178,262	119,663

Other expense (income)
Interest expense – floor plan	1,131	956	3,056	2,206
Interest expense – other	3,311	1,083	7,937	3,222
Other (income) expense, net	(166)	(158)	491	(247)
Total other expense, net	4,276	1,881	11,484	5,181
Income before income tax expense	83,268	63,055	166,778	114,482
Income tax expense	18,785	11,498	36,455	20,559
Net income	64,483	51,557	130,323	93,923
Less: Net income attributable to non-controlling interests	(959)	-	(1,970)	-
Less: Net income attributable to non-controlling interests of One Water Marine Holdings, LLC	(7,547)	(17,054)	(16,060)	(31,158)
Net income attributable to OneWater Marine Inc.	$55,977	$34,503	$112,293	$62,765

Earnings per share of Class A common stock – basic	$3.96	$3.14	$8.14	$5.77
Earnings per share of Class A common stock – diluted	$3.86	$3.04	$7.90	$5.63

Basic weighted-average shares of Class A common stock outstanding	14,133	10,976	13,791	10,884
Diluted weighted-average shares of Class A common stock outstanding	14,512	11,341	14,205	11,143

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except par value and share data)
(Unaudited)

	June 30, 2022	June 30, 2021
Cash	$95,690	$113,249
Restricted cash	16,209	7,437
Accounts receivable, net	80,495	37,748
Inventories, net	269,430	116,873
Prepaid expenses and other current assets	57,389	32,311
Total current assets	519,213	307,618

Property and equipment, net	80,235	66,206
Operating lease right-of-use assets	126,433	82,992

Other assets:
Deposits	823	504
Deferred tax assets	32,585	18,620
Identifiable intangible assets, net	245,659	74,004
Goodwill	342,605	151,564
Total other assets	621,672	244,692
Total assets	$1,347,553	$701,508

Accounts payable	$51,199	$24,909
Other payables and accrued expenses	54,725	55,688
Customer deposits	65,520	43,114
Notes payable – floor plan	217,338	108,160
Current operating lease liabilities	12,788	8,253
Current portion of long-term debt	19,450	11,858
Current portion of tax receivable agreement liability	915	482
Total current liabilities	421,935	252,464

Other long-term liabilities	25,766	6,904
Tax receivable agreement liability, net of current portion	45,290	25,594
Noncurrent operating lease liabilities	114,545	75,184
Long-term debt, net of current portion and unamortized debt issuance costs	316,349	103,885
Total liabilities	923,885	464,031

Preferred stock, $0.01 par value, 1,000,000 shares authorized, none issued and outstanding as of June 30, 2022 and June 30, 2021	-	-
Class A common stock, $0.01 par value, 40,000,000 shares authorized, 14,133,130 shares issued and outstanding as of June 30, 2022 and 11,661,575 shares issued and outstanding as of June 30, 2021	141	117
Class B common stock, $0.01 par value, 10,000,000 shares authorized, 1,429,940 shares issued and outstanding as of June 30, 2022 and 3,377,449 shares issued and outstanding as of June 30, 2021	14	34
Additional paid-in capital	178,347	123,643
Retained earnings	186,536	60,029
Total stockholders’ equity attributable to OneWater Marine Inc	365,038	183,823
Equity attributable to non-controlling interests	58,630	53,654
Total stockholders’ equity	423,668	237,477
Total liabilities and stockholders’ equity	$1,347,553	$701,508

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Trailing twelve months ended June 30,
Description	2022	2021	2022
Net income	$64,483	$51,557	$152,813
Interest expense – other	3,311	1,083	9,059
Income tax expense	18,785	11,498	41,698
Depreciation and amortization	4,274	1,475	12,409
Change in fair value of contingent consideration	3,118	-	13,894
Loss on extinguishment of debt	-	-	-
Transaction costs	1,337	65	5,394
Other (income) expense, net	(166)	(158)	490
Adjusted EBITDA	$95,142	$65,520	$235,757

Long-term debt (including current portion)			$335,799
Less: Cash			(95,690)
Adjusted long-term debt			$240,109

Adjusted net debt leverage ratio			1.0x

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 96 retail locations, 10 distribution centers/warehouses and multiple online marketplaces in 19 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.

Non-GAAP Financial Measures and Key Performance Indicators

This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA and adjusted long-term net debt, as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of the Company’s ongoing operations and how management views the business. Reconciliations of reported GAAP measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP. Because our non-GAAP financial measures may be defined differently by other companies, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. We have not reconciled non‐GAAP forward-looking measures, including Adjusted EBITDA guidance, to their corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration and transaction costs. Acquisition contingent consideration and transaction costs are affected by the acquisition, integration and post-acquisition performance of our acquirees which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA is not available without unreasonable effort.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense – other, income tax expense, depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the change in fair value of contingent consideration, gain (loss) on extinguishment of debt and transaction costs. See reconciliation above.

Our board of directors, management team and lenders use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and other items (such as the change in fair value of contingent consideration, gain or loss on extinguishment of debt and transaction costs) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Adjusted Long-Term Net Debt

We defined adjusted long-term net debt as long-term debt (including current portion) less cash. We consider, and we believe certain investors and analysts consider, adjusted long-term net debt, as well as adjusted long-term net debt divided by trailing twelve-month Adjusted EBITDA, to be an indicator of our financial leverage.

Same-Store Sales

We define same-store sales as sales from our stores excluding new and acquired stores. New and acquired stores become eligible for inclusion in the comparable store base at the end of the store’s thirteenth month of operations under our ownership and revenues are only included for identical months in the same-store base periods. Stores relocated within an existing market remain in the comparable store base for all periods. Additionally, amounts related to closed stores are excluded from each comparative base period. We use same-store sales to assess the organic growth of our revenue on a same-store basis.  We believe that our assessment on a same-store basis represents an important indicator of comparative financial results and provides relevant information to assess our performance.

Cautionary Statement Concerning Forward-Looking Statements

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: effects of industry wide supply chain challenges and our ability to maintain adequate inventory, changes in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, risks related to the ability to realize the anticipated benefits of any proposed acquisitions, including the risk that proposed acquisitions will not be integrated successfully, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com